LITHIUM EXPLORATION GROUP, INC.

NOTICE OF 2013 STOCK PLAN GRANT

NON-QUALIFIED RESTRICTED SHARES

Capitalized but otherwise undefined terms in this Notice of Grant and the attached Subscription Agreement shall have the same defined meanings as in the 2013 Stock Plan.

Name:____________________________________          Address:________________________________

You (the “Subscriber”) have been granted Restricted Shares of the Corporation, subject to the terms and conditions of the Plan and the attached Restricted Share Agreement, as follows:

Original Date of Grant:	________________________________________

Price per Share:	$________________________________________

Total Number of Shares
Granted:	________________________________________

Aggregate Share Price:
$________________________________________
Consideration for Shares
(Cash or Cash
Equivalent) :	________________________________________

Payment Schedule :	________________________________________

Citizenship of Subscriber	________________________________________

Legal Residence(s) of
Subscriber	________________________________________

Description of Restriction Period (the “Restricted Period”, Lapse of Restriction (the “Lapse Date(s)”), and Conditions to Release of Restricted Shares (Please refer to Section 9 of the Plan):

LITHIUM EXPLORATION GROUP, INC.

2013 STOCK PLAN

RESTRICTED SHARE SUBSCRIPTION AGREEMENT

     This SUBSCRIPTION AGREEMENT (“Agreement”), dated as of the _________th day of ________________, 2013 is made by and between LITHIUM EXPLORATION GROUP, INC., a Nevada corporation (the “Corporation”), and _________________________ (the “Subscriber,” which term as used herein shall be deemed to include any successor to the Subscriber by will or by the laws of descent and distribution, unless the context shall otherwise require).

BACKGROUND

     Pursuant to the Corporation’s 2013 Stock Plan (the “Plan”), the Corporation, acting through the Committee of the Board of Directors (if a committee has been formed to administer the Plan) or its entire Board of Directors (if no such committee has been formed) responsible for administering the Plan (in either case, referred to herein as the “Committee”), approved the issuance to the Subscriber of __________________restricted common shares of the Corporation (the “Restricted Shares”) at $______________per share (the “Share Price”), effective as of the date set forth above, at the price and subject to the terms, restrictions and conditions set out in the attached Notice of Grant (which is expressly incorporated herein and made a part hereof, the “Notice of Grant”), the Plan (which is incorporated by reference herein and which in all cases shall control in the event of any conflict with the terms, definitions and provisions of this Agreement)., and upon the terms and conditions hereinafter set forth. The Restricted Shares are sometimes referred to in this Agreement as the “Securities”.

     NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

1. Share Price. On behalf of the Corporation and in consideration of the Share Price, the Committee hereby grants to the Subscriber the number of Restricted Shares designated in the Notice of Grant, the whole subject to the restrictions, terms and conditions provided in this Agreement, in the Plan, and in the Notice of Grant. The Restricted Shares are not intended to qualify for Federal income tax purposes as a qualified purchase of stock under Section 423 of the Code. A copy of the Plan as in effect on the date hereof has been supplied to the Subscriber, and the Subscriber hereby acknowledges receipt thereof.

2. Waiver of Restrictions. The Corporation may, in its discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Shares at any time after the date the award is made.

3. . Certificates. Upon an award of Restricted Shares, a stock certificate representing the number of Restricted Shares awarded to the Subscriber shall be registered in the Subscriber’s name and, at the discretion of the Board of Directors, will be either delivered to the Subscriber with an appropriate legend or held in custody by the Corporation or a bank for the Subscriber’s account. The Subscriber shall generally have the rights and privileges of a stockholder as to such Restricted Shares, including the right to vote such Restricted Shares, except that the following restrictions shall apply: (i) with respect to each Restricted Share, the Subscriber shall not be entitled to delivery of an unlegended certificate (provided that applicable legends shall remain) until the expiration or termination of the Restricted Period, and the satisfaction of any other conditions prescribed by the Board of Directors, relating to such Restricted Shares;

4. Restrictions on Transfer. The Subscriber shall not sell, transfer, assign, pledge, or otherwise encumber or dispose of the Restricted Shares until the expiration of the Restricted Period, and the satisfaction of any other conditions prescribed by the Board of Directors, relating to such Restricted Shares (except, subject to the provisions of the participant’s stock restriction agreement, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules promulgated thereunder) and all of the Restricted Shares as to which restrictions have not at the time lapsed shall be forfeited and all rights of the participant to such Restricted Shares shall terminate without further obligation on the part of the Corporation unless the participant has remained in a Business Relationship with the Corporation or any of its subsidiaries until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors applicable to such Restricted Shares. “Business Relationship” means that a person is serving the Corporation, its parent, if applicable, or any of its subsidiaries, if applicable, in the capacity of an employee, officer, director, advisor or consultant. Upon the forfeiture of any Restricted Shares, such forfeited shares shall be transferred to the Corporation without further action by the participant. At the discretion of the Board of Directors, cash and stock dividends with respect to the Restricted Shares may be either currently paid or withheld by the Corporation for the participant’s account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Board of Directors. The participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Section 16 of the Plan.

5. Delivery of Unrestricted Shares. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law including without limitation securities laws, to the Subscriber or the Subscriber’s beneficiary or estate, as the case may be. The Corporation shall not be required to deliver any fractional share of common stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions lapse) of such fractional share to the participant or the participant’s beneficiary or estate, as the case may be.

6. Adjustments. The Plan contains provisions covering the treatment of Securities in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to Restricted Shares and the related provisions with respect to successors to the business of the Corporation are hereby made applicable hereunder and are incorporated herein by reference. In general, the Subscriber should not assume that Restricted Shares still subject to restrictions would survive the acquisition of the Corporation.

7. No Evidence of Employment or Service. Nothing contained in the Plan or this Agreement shall confer upon the Subscriber any right to continue in a Business Relationship with the Corporation, its parent or any of its subsidiaries or interfere in any way with the right of the Corporation, its parent or its subsidiaries (subject to the terms of any separate agreement to the contrary) to terminate the Subscriber’s Business Relationship or to increase or decrease the Subscriber’s compensation at any time.

8. Specific Performance. Subscriber expressly agrees that the Corporation will be irreparably damaged if the provisions of this Agreement and the Plan are not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement or the Plan by the Subscriber, the Corporation shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof and thereof. The Board of Directors shall have the power to determine what constitutes a breach or threatened breach of this Agreement or the Plan. Any such determinations shall be final and conclusive and binding upon the Subscriber.

9. Subscriber’s Representations, Warranties and Covenants. The Subscriber represents and warrants and covenants to the Corporation, which representations, warranties and covenants shall survive the termination of this Agreement, that, as at the date of this Agreement:

     (a) no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to, the Securities;

     (b) the sale and delivery of the Securities is conditional upon such sale being exempt from the prospectus filing and registration requirements, and being exempt from the requirement to deliver an offering memorandum in connection with the distribution of the Securities under the applicable securities laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement;

     (c) none of the Securities have been or will be registered under the 1933 Act or the securities laws of any state and the Securities may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the 1933 Act and the securities laws of all applicable states or unless an exemption from such registration requirements is available, and the Corporation has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Securities ;

     (d) the acquisition of the Securities has not been made through or as a result of any “general solicitation or general advertising” (as such terms are used in Rule 502(c) of Regulation D) the distribution of the Securities has not been accompanied by any advertisement, including, without limitation, in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation;

     (e) the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus or registration statement and to sell securities through a person or company registered to sell securities under the securities laws or other applicable securities legislation and, as a consequence of acquiring Securities pursuant to this exemption, certain protections, rights and remedies provided by the securities laws or other applicable securities legislation including statutory rights of rescission or damages, will not be available to the Subscriber;

     (f) there is no government or other insurance covering the Securities ;

     (g) there are risks associated with the purchase of the Securities, including the entire loss of Subscriber’s investment;

     (h) no person has made to the Subscriber any written or oral representations:

(i) that any person will resell or repurchase the Securities ;

(ii) that any person will refund the purchase price of the Securities ; or

(iii) as to the future price or value of any of the Securities .

     (i) there are restrictions on the Subscriber’s ability to re-sell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities;

     (j) if required by applicable Securities laws or any other applicable law, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issuance of the Securities as may be required.

     (k) The Subscriber understands that notwithstanding the lapse or termination of any restrictions imposed by the Notice of Grant or the Plan, the Securities are restricted securities (as defined in Rule 144 under the 1933 Act) and agrees that if it decides to offer, sell or otherwise transfer the Securities, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

(i) the transfer is to the Corporation;

(ii) The transfer is outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act (“Regulation S”) and in compliance with applicable local laws and regulations of the jurisdiction(s) in which such sale is made;

(iii) the transfer is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws; or

(iv) the Securities are transferred in a transaction that does not require registration under the 1933 Act or any applicable state or provincial securities laws, and the Subscriber has prior to such sale furnished to the Corporation an opinion of counsel of recognized standing or other evidence of exemption, in either case reasonably satisfactory to the Issuer;

     (l) the Subscriber understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state securities laws and regulations, the certificates representing the Securities, and all securities issued in exchange therefore or in substitution thereof, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY (and if a warrant, the legend shall include the following: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR: (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITH THE PRIOR CONSENT OF THE ISSUER, IN A TRANSACTION T HAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS FURNISHED TO THE ISSUER AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER PRIOR TO SUCH OFFER, SALE, PLEDGE OR TRANSFER.”

     (m) The Subscriber is aware of the Corporation’s business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Securities. The Subscriber is acquiring these Securities for investment for the Subscriber’s own account only and not with a view to, or for resale in connection with, a “distribution” thereof within the meaning of the Securities Act of 1933, as amended; and

     (n) the Subscriber is not an underwriter of, or dealer in, the Securities of the Corporation, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities.

10. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered or sent by telecopy, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     (a) if to the Subscriber, to the address (or facsimile number) set forth on the Notice of Grant; and

     (b) if to the Corporation, to its principal executive office as specified in any report filed by the Corporation with the Securities and Exchange Commission, to such address as the Corporation may have specified to the Subscriber in writing, Attention: Corporate Secretary, or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) or upon receipt of electronic confirmation, if delivered by facsimile , (iii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iv) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

11. No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

12. Subscriber Undertaking. The Subscriber hereby agrees to take whatever additional actions and execute whatever additional documents the Corporation may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Subscriber pursuant to the express provisions of this Agreement.

13. Modification of Rights. The rights of the Subscriber are subject to modification and termination in certain events as provided in this Agreement and the Plan.

14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts made and to be wholly performed therein, without giving effect to its conflicts of laws principles.

15. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

16. Entire Agreement. This Agreement (including the Notice of Grant) and the Plan, and, upon execution, the Notice and Investment Representation Statement, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

17. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

18. WAIVER OF JURY TRIAL. THE SUBSCRIBER HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first written above.

LITHIUM EXPLORATION GROUP, INC.

By: _________________________________
Name:
Title:

SUBSCRIBER:

________________________________
Signature

________________________________
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